CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 10, 2011 on Dreyfus Stock Index Fund, Inc. for the fiscal year ended December 31, 2010 which are incorporated by reference in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A 33-27172 and 811-5719) of Dreyfus Stock Index Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 8, 2011